Exhibit 10.15

COMMERCIAL LEASE AGREEMENT

This Commercial Lease Agreement (this “Agreement”) is made this 1st day of July, 2021, by and between STVentures LLC, an entity located at 1119 Keystone Way, Carmel, IN 46032 (“Landlord”) and SYRA Health Corp, an entity located at 1119 Keystone Way, Suite 201, Carmel, IN 46032 (“Tenant”). In consideration of the mutual covenants herein contained, the parties agree as follows:

1.	Demised Premises. The premises leased shall consist of an office space in the building complex (the “Real Property”) located at 1119 Keystone Way, Suite 201, Carmel, IN 46032 (the “Demised Premises”), Depicted and shown in Exhibit A attached hereto and made part of.

A)	Size of Premises. The Demised Premises consists of approximately Two Thousand Nine Hundred and Seventy-six (2976) square feet. The square footage of the Demised Premises shall be determined by measuring from the outside of all exterior walls to the centerline of any demising walls. Landlord’s architect or building contractor may measure the Demised Premises to make a final determination of the size.

B)	Reserved Uses. Landlord reserves to itself the use of the roof, exterior walls, and the area above and below the Demised Premises, together with the right to install, maintain, use, repair, and replace pipes, ducts, conduits, wires and structural elements leading through the Demised Premises and which serve either the Demised Premises or other parts of the building or complex.

C)	Common Area. Landlord grants to Tenant the non-exclusive right to use, in common with all other tenants or occupants of the Real Property, the Common Area of the Real Property. The term “Common Area” shall mean all areas and improvements in the Real Property, which are not leased or held for lease to tenants. The Common Area shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time-to-time to change the sizes, locations, shapes, and arrangements of the Common Area; restrict parking by Tenant and other tenants to designated areas; and do and perform such other acts in and to the Common Area and adopt, modify, and enforce such rules and requirements as Landlord in its sole discretion deems advisable. Landlord shall maintain the Common Area in good repair and reasonably clear of debris.

D)	Parking Spaces. Landlord agrees that Tenant, including its guests, employees, agents, and customers, has the right to use any parking space(s) located in the building parking lot on a reasonable non-exclusive first-come, first serve basis. Tenant accepts and understands that parking privileges granted are personal to the Tenant and such parking privileges may not be assigned or sublet. Tenant will not pay Landlord a fee for the use of such parking privileges.

E)	Storage Facilities. This Agreement and the Demised Premises does not include the use of any storage facilities on the Real Property.

2.	Agreement to Lease. Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord, the Demised Premises according to the terms and conditions of this Agreement.

3.	Term of Lease. The term of this Agreement is for 36 months

Commencement Date: The later of substantial completion of the demised premises or 1st July, 2021 (“Commencement Date”)

Expiration Date: Thirty-Six (36) months from the commencement date as further set forth in Section 5

4.	Rental Terms. With respect to the terms of the rental:

A)	Base Rent. Tenant shall pay to Landlord, from the Commencement Date and throughout the term of this Agreement, payable on a monthly basis (“Base Rent”) as listed below. Base Rent is due no later than the 1st day of the payment period. Base Rent is payable by Drop it off upstairs, or as otherwise agreed upon by the parties.

Months of Term	Base Annual Rent	PSF	Monthly Installment
Months 1-36	$63,948.00	$21.50	$5,332.00

B)	Operating Expense. Landlord shall pay all Operating Expense on the Real Property. “Operating Expense” means the total cost and expense incurred in operating, managing, insuring, equipping, lighting, repairing, maintaining and policing the Real Property, including the exterior of the Real Property and the common areas, and specifically including, without limitation, items of expense for or related to: insurance premiums and deductibles, management, bookkeeping.

C)	Real Estate Taxes. Landlord shall pay all real estate taxes and assessments levied against all or any part of the Demised Premises, the Real Property, and the improvements thereon.

D)	Payment of Rent. Base Rent and Operating Expense under this Agreement may collectively be refer red to as “Rent” or “Rents.” All Rents shall be made payable to Landlord and delivered to the address stated above or to another address as Landlord may designate upon reasonable notice to Tenant. Landlord agrees, on request, to provide statements to Tenant as to the manner of computation of any and all charges due from Tenant under the terms of this Agreement, and an itemization of the various costs included therein.

E)	Partial Payments. Any partial payments shall be applied to the earliest installment due, and no endorsement or statement on any check or any letter accompanying any check or payment as to same shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment and any other amounts then due or to pursue any other remedy of Landlord set forth in this Agreement.

F)	Past Due Payments. If any amount due under this Agreement remains unpaid five (5) days after it is due, a late charge equal to $100.00 per day (“Late Charge”) shall be paid by Tenant to Landlord until such time as Tenant is current on all amounts due Landlord (including all Late Charges). In addition, all service charges from Tenant’s financial institution due to non-sufficient funds shall be paid by Tenant.

G)	Security Deposit.

Security Deposit: $0

Rental Advance: $0

Tenant shall, at the time of executing this Agreement, deposit with Landlord as a security deposit, which amount shall serve as security for the full performance of the obligations and covenants of Tenant under this Agreement. Such deposit shall not accrue interest for Tenant, shall not be considered a Rental payment, final or otherwise, and shall not be considered to limit or relieve Tenant from any obligation or liability to Landlord. In the event of a default by Tenant under the terms of this Agreement, Landlord may apply such deposit toward the cure of such default without notice to Tenant. Upon complete performance by Tenant of all its obligations under or with respect to this Agreement, any remaining portion of such deposit to which Tenant is entitled shall be refunded to Tenant. Landlord may transfer the security deposit to any purchaser of Landlord’s interest in the Demised Premises, in which event Landlord shall be discharged from any further liability with respect to such deposit and Tenant will look solely to the purchaser of Landlord’s interest for any return of said deposit.

H)	Additional Rent. Any amount required to be paid by Tenant, hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent.

In addition to the base rent payable by the Tenant under the provisions of Section 4(A), hereof, Tenant shall pay to Landlord, as Additional Rent, Tenant’s proportionate share of Excess Operating Expenses and Proportionate Share of Excess Real Estate Taxes. The Term Excess Real Estate Taxes and Operating Expenses for an applicable lease year shall mean the amount of Real Estate and Operating Expenses respectively payable during such applicable Lease Year for the Building (and the Land of which it is part of) in excess of the amount of Real Estate Taxes and Operating for the Building and Land Payable for the base year for Real Estate Taxes.

I)	Holding Over. If Tenant remains in possession of the Demised Premises after the expiration of the initial Lease Term or any renewal Term without the execution of a new lease, it shall be deemed to be a tenant from month-to-month, subject to all conditions, provisions and obligations of this Agreement insofar as the same are applicable to a month-to-month tenancy except that the Base Rent shall be 200 times the Base Rent applicable immediately prior to the expiration of the Term.

5.	Term and Possession.

A)	Term. Subject to and upon the terms and conditions set forth herein, this lease shall continue in force for the term beginning on the Commencement Date and ending on the Expiration Date. In the event that the demised premises should not be ready for occupancy on the Commencement Date for any reason, including holding over by prior tenant or the failure to complete Landlords’ Work in the preparation of the demised premises for occupancy, Landlord shall not be liable for any claims, damages or liabilities in connection therewith or by any reason thereof, and the Term of the lease shall be for the same Term as set forth in this Section, but the Commencement Date shall be effective only from the time that the Landlord’s Work, if any, in preparation of the Demised Premises for occupancy by Tenant has been substantially completed in accordance with the terms and conditions set forth herein. Should the Term of this Lease commence on a date other that specified in this Section, Landlord and Tenant will, at the request of either, execute a declaration specifying the Commencement Date and Expiration date for this Lease. If, as a result of the Commencement Date being other than the first day of the month, this Lease would expire on a day other that the last day of a month, the Term shall be extended through the last day of the month.

B)	Preparation of Demised Premises. Landlord agrees to perform and complete the work required of Landlord (Landlord’s Work) for preparation of the Demised Premises for the occupancy by Tenant as set forth in the Description of Landlord’s Work attached hereof as Exhibit C as a “turn-key” tenant improvement package. Tenant will be responsible for any cost and expense associated with any change orders or additional improvements requested by Tenant. Except for the obligations to be performed by Landlord, Tenant accepts the Demised Premises in its “AS-IS” conditions

C)	Tenant’s Acceptance of the Demised Premises. Upon delivery of exclusive possession of the Demised Premises to the Tenant as herein provided, Tenant upon request shall execute a letter of understanding acknowledging the (a) Commencement Date and Expiration date of this Lease, and (b) that Tenant has accepted the Demised premises for occupancy and that the condition of the Demised Premises, including the Landlord’s Work constructed thereon, was at the time satisfactory and in conformity with the provisions of this Lease except for any defects or omissions listed. Such letter of understanding will become part of this Agreement. If the Tenant takes possession of and occupies the Demised Premises, Tenant shall be deemed to have accepted the Demised Premises in the manner described in this section, even though the letter of understanding may not have been executed by Tenant.

6.	Use, Occupancy and Condition of Premises. With respect to use and occupancy:

A)	Use and Occupancy. Tenant shall use and occupy the Demised Premises for the commercial purpose of general office and related activities. The Demised Premises shall be used for no other purpose without the advance written consent of Landlord. Tenant shall operate the Demised Premises in a clean and dignified manner and in compliance with all applicable laws, regulations, rules, and ordinances. As agreed by both parties, Landlord shall provide janitorial services and shared costs will be included in the Operating Expense. Tenant shall use the Demised Premises for no unlawful purpose or act; shall commit or permit no waste or damage to the Demised Premises; shall, at Tenant’s expense, comply with and obey all applicable laws, regulations, or orders of any governmental authority or agency; shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Real Property; and shall comply with all the rules and requirements promulgated by Landlord with respect to the Real Property, as the same may be amended from time to time. Tenant agrees as follows:

I.	All loading and unloading, delivery and shipping of goods shall be conducted in such areas and through the entrances designated by Landlord.

II.	No window coverings, such as curtains, blinds or shades, shall be placed on the windows of Demised Premises unless approved by Landlord.

III.	No smoking in the Demised Premises or within twenty (20) feet or any doorway.

IV.	All garbage and refuse shall be kept in the size and kind of container, and in a location approved by Landlord. Tenant shall not burn any trash or garbage in or about the Real Property.

V.	No aerial, loudspeaker, satellite dish, sound amplifier, equipment, displays, or advertising shall be erected on the roof or exterior walls of the Demised Premises, or on other areas of the Real Property without the prior written consent of Landlord.

VI.	No loudspeaker, television, phonograph, juke-box, radio, or other device shall be used in a manner so as to be heard other than by persons who are within the Demised Premises without the prior written consent of Landlord.

VII.	No activity will take place on the Demised Premises or common areas which shall cause any odor which can be smelled other than by persons who are within the Demised Premises.

VIII.	Tenant shall keep the Demised Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

IX.	Tenant shall not permit or place any obstructions or merchandise in any common areas, including but not limited to, corridors, all sidewalks in front of, on the side of, or in the back of the Demised Premises.

X.	The plumbing facilities in the Demised Premises shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant. Tenant shall be responsible for the proper and lawful disposal of all cooking grease used within the Demised Premises.

XI.	Tenant shall keep all windows, window sills, window frames and exterior signs of the Demised Premises clean.

XII.	No merchandise shall be stored in the Demised Premises except that which Tenant is selling in the normal course of business in, at, or from the Demised Premises.

XIII.	No auctions or tent sales shall be held within the Demised Premises or on or with in any portion of the Real Property, except with the prior written consent of Landlord.

XIV.	Landlord shall have the right to prohibit the continued use by Tenant of any unethical or unfair method of business operation, advertising or interior display if, in Landlord’s opinion, the continued use thereof would impair the reputation of the Real Property as a first class facility or is otherwise out of harmony with the general character thereof, and upon notice from Landlord shall forthwith refrain from or discontinue such activities.

XV.	Tenant shall keep the Demised Premises (including without limitation, exterior and interior portions of all windows, doors and all other glass) in a neat, clean and sanitary condition, free of all insects, rodents, vermin and pests of every type and kind.

XVI.	Tenant shall not use the Demised Premises for any purpose or business which is noxious or unreasonably offensive because of the emission of noise, smoke, dust or odors.

XVII.	Tenant shall keep the entry ways and sidewalk/walkway in front of the Demised Premise clear of all debris, trash and litter, and shall keep the same swept, maintained and snow and ice removed therefrom.

B)	Environmental Restrictions. Tenant shall not use the Demised Premises for any activities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any hazardous or toxic chemical, material, substance or waste (“Hazardous Material”), and that the Demised Premises will be used only in compliance with any and all environmental laws, rules and regulations applicable thereto. Landlord shall have the right, but not the duty, to inspect the Demised Premises and conduct tests thereon should Landlord have a reasonable belief there is Hazardous Material on the Demised Premises. In the event tests indicate the presence of such Hazardous Material, an d Tenant has not removed the Hazardous Material on demand, Landlord shall have the right to immediately enter the Demised Premises to remedy any contamination found thereon. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant’s business, but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant’s property or business caused thereby, provided such contamination is not caused by or the result of Landlord’s actions, or the actions. If any lender or governmental agency shall ever require testing to ascertain whether there has been a release of Hazardous Material, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional Rent if such requirement arose because of Tenant’s storage or use of Hazardous Material on the Demised Premises. Tenant shall execute affidavits, representations and the like from time to time, at Landlord’s reasonable request, concerning Tenant’s best actual knowledge and belief regarding the presence of any Hazardous Material on the Demised Premises or Tenant’s intent to store or use Hazardous Material on the Demised Premises.

C)	Condition and Acceptance of Premises. Tenant accepts the Demised Premises in their current condition and acknowledges that the Demised Premises is in good order and repair, unless otherwise indicated herein. By occupying the Demised Premises, Tenant shall be conclusively deemed to have accepted the Demised Premises as being in the condition required by this Agreement. If requested by Landlord, Tenant will sign a statement confirming the Commencement Date and ratifying acceptance of the Demised Premises. In addition, Tenant shall have a five (5) day waiting period to discover any defects and shall notify Landlord immediately of the same.

7.	Property in Demised Premises. With respect to the property:

A)	Risk and Loss of Tenant’s Personal Property. All of Tenant’s personal property which may at any time be in the Demised Premises shall be at Tenant’s sole risk, or at the risk of those claiming under Tenant. Landlord shall not be liable for any damage to said property or loss of business suffered by Tenant which may be caused by water from any source whatsoever including the bursting, overflowing, or leaking of sewer or steam pipes or from the heating or plumbing fixtures or from electric wires or from gas or odor or leaking of the fire suppression system.

B)	Fixtures and Furnishings Provided by Landlord. Landlord shall provide the following fixtures and furnishings

C)	Personal Property Taxes of Tenant. Landlord shall pay before delinquency all taxes assessed against Landlord’s fixtures, furnishings, equipment and stock-in-trade placed in or on the Demised Premises.

8.	Repairs and Maintenance. With respect to repair and maintenance obligations:

A)	Landlord’s Obligation to Repair and Maintain. Landlord shall be responsible for repairing and maintaining the Demised Premises in good condition and for making such modification or replacements thereof as may be necessary or required by law or ordinance, specifically for the following:

○	Foundation and structural components of the building

○	Exterior walls but excluding (windows, doors, window and door frames, plate glass)

○	Roof, gutters and downspouts

○	Parking lot

○	Driveway

○	Sidewalks

However, Tenant shall reimburse Landlord for any such maintenance, repairs, or replacements made necessary by any acts of Tenant. Landlord reserves and at all times shall have the right to enter the Demised Premises in any emergency and also during regular business hours upon advance written notice to inspect the same, and to repair the Demised Premises and any portion of the Real Property or Common Area, without abatement of Rent.

B)	Tenant’s Obligation to Repair and Maintain. All maintenance, repairs, or replacements relating to the Demised Premises which are not the obligation of Landlord shall be the obligation of Tenant and shall be made by Tenant at Tenant’s sole cost and expense. Tenant shall keep and maintain the Demised Premises in good repair and order at all times. Tenant shall be responsible for the maintenance, repair and replacement of the following:

C)	Remodeling. Tenant shall not do the following:

○	Paint, decorate, or in any way change the exterior (or the appearance) of the Demised Premises without prior written consent of Landlord.

○	Remodel, make additions, alterations or structural changes to the interior of the Demised Premises without prior written consent of Landlord, which consent will not be unreasonably withheld; however, the Tenant is permitted to paint and decorate the interior of the Demised Premises without prior consent of Landlord.

○	Enter upon the roof or install or place any equipment, lines, wires, displays, advertising or anything else whatsoever thereon without the prior written consent of Landlord, which consent may be denied, conditioned or withheld at Landlord’s sole discretion.

D)	No Liens Permitted. No person shall ever be entitled to any lien, directly or indirectly, derived through or under Tenant, or through or under any act or omission of Tenant, upon the Demised Premises, or any improvements now or hereafter situated thereon, or upon any insurance policies taken out upon the Demised Premises, or the proceeds thereof, for or on account of any labor or materials furnished to the Demised Premises, or for or on account of any matter or thing whatsoever; and nothing in this Agreement contained shall be construed to constitute a consent by Landlord to the creation of any lien. In the event that any such lien shall be filed, Tenant shall cause such lien to be released within Fifteen (15) days after actual notice of the filing thereof, or shall within such time certify to Landlord that Tenant has a valid defense to such claim and such lien and furnish to Landlord a bond, satisfactory to Landlord, indemnifying Landlord against the foreclosure of such lien. In addition to any other remedy herein granted, upon failure of Tenant to discharge such lien or to post a bond indemnifying Landlord against foreclosure of any such lien as above provided, Landlord, after notice to Tenant, may discharge such lien, and all expenditures and costs incurred thereby, with interest thereon, shall be payable as further Rent hereunder at the next Rent payment date.

9.	Insurance and Indemnification. With respect to insurance and indemnification:

A)	Tenant’s Public Liability and Property Damage Insurance. Tenant shall purchase and maintain public liability and property damage insurance insuring against loss, cost and expense by reason of injury to or the death of persons or damage to or the destruction of property arising out of or in connection with the occupancy or use by Tenant, its employees, agents and assigns, of the Demised Premises and/or the Common Area, such insurance to include Landlord as an additional Insured, to be carried with an insurer and to have limits of liability of not less than $2,000,000.00 per occurrence on a combined single limit basis and a deductible no greater than $5,000.00.

B)	Certificate of Insurance. Tenant shall furnish to Landlord a certificate of insurance evidencing such coverage which provides that such policies may not be canceled on less than five (5) days prior written notice to Landlord. Should Tenant fail to carry the insurance required herein and furnish Landlord with the policies or certificates of insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional Rent.

C)	Landlord’s Insurance. Landlord shall keep the Real Property (but not the contents thereof or any personal property or trade or business fixtures of Tenant) insured against loss or damage by fire and other perils normally covered by standard all-risk insurance. Landlord may also maintain public liability, property damage, loss of rent, and such other coverage related to the Real Property as Landlord deems appropriate. All premiums for such insurance maintained by Landlord shall be considered Operating Expenses.

D)	Mutual Waiver of Subrogation. If either party suffers loss or damage which is caused by the other party, but which is covered by the injured party’s insurance, the injured party waives any claim it might have against the other party to the extent that it is compensated by the insurance required under this Agreement; and each party agrees to obtain from its insurer a provision and acknowledgement of this waiver and an agreement that the insurance carrier will not be subrogated to the rights of the injured party to the extent that these rights have been waived above.

E)	Mutual Hold Harmless. It is agreed that Tenant shall defend, hold harmless and indemnify Landlord, its officers, agents and employees from any and all claims for injuries to persons or damage to the Demised Premises which result from the negligent acts or omissions of Tenant, its officers, agents or employees, in the performance of this Agreement. It is further agreed that Landlord shall defend, hold harmless and indemnify Tenant, its officers, agents and/or employees from any and all claims for injuries to persons and/or damage to the Demised Premises which result from the negligent acts or omissions of Landlord, its officers, agents and/or employees, in the performance of this Agreement. In the event of the concurrent negligence of Tenant and Landlord, then the liability for any and all claims for injuries or damages which arise out of the performance of the terms and conditions of this Agreement shall be apportioned in accordance with the law of the state in which the Real Property is located.

10.	Signs. With respect to signs:

A)	Exterior Sign. Tenant can install a sign acceptable to Landlord on the front of the Demised Premises, hereinafter referred to as “Exterior Sign” prior to opening for business. Tenant shall be solely responsible for the cost of fabrication, installation, and maintenance of the Exterior Sign. Landlord shall pre-approve signage package to be attached to the Lease for the duration of the Lease and all renewals thereof.

B)	Other Signs. All signs, banners, lettering, advertising, lighting, or any other things of any kind visible from the exterior of the Demised Premises installed or affixed by Tenant shall be first approved in writing by Landlord and the location and method of installation of the same shall be approved by Landlord in its sole discretion. Landlord agrees that such approval shall not be unreasonable withheld.

11.	Utility Services. Commencing on the date on which Landlord delivers possession of the Demised Premises to Tenant, Tenant shall make payments for the following utilities based upon or in connection with the Demised Premises.

○	Telephone

○	Internet

In turn, Landlord will be responsible for making payments for the following utilities:

○	Water

○	Gas

○	Heat

○	Light

○	Power

○	Sewage Disposal

12.	Access, Surrender, and Assignment. With respect to access, surrender, and assignment:

A)	Access. Tenant shall permit Landlord to inspect or examine the Demised Premises during business hours upon advanced written notice or at any time without notice in the event of an emergency, and shall permit Landlord to enter and make such repairs, alterations, improvements, or additions in the Demised Premises or the Real Property of which the Demised Premises is a part, that Landlord may deem necessary.

B)	Surrender. Tenant shall deliver and surrender to Landlord possession of the Demised Premises upon expiration of this Agreement, or upon earlier termination as herein provided, in as good condition and repair as the same shall be on the Commencement Date.

C)	Removal and Restoration. Any and all trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this Agreement, provided that Tenant shall not be in default in the performance of any of Tenant’s obligations hereunder and provided that Tenant shall repair any and all damage caused to the Demised Premises by the removal of any such trade fixtures and equipment. Any property not so removed at the expiration of the Term hereof shall be deemed to have been abandoned by Tenant and may be retained or disposed by Landlord. Tenant shall not remove any leasehold improvements or non-trade fixtures and shall surrender the Demised Premises upon termination of the tenancy created by this Agreement in the same condition as the Demised Premises were required to have been in on the Commencement Date, ordinary wear and tear and damage by fire or other insured casualty excepted.

D)	Assignment and Subletting. Tenant will not assign this Agreement as to any portion or all of the Demised Premises or make or permit any total or partial sublease or other transfer of any portion or all of the Demised Premises.

13.	Damage to Premises. With respect to damage to the Premises:

A)	Substantial Damage. In the event the Demised Premises or the Real Property of which the Demised Premises constitute a part shall be damaged or destroyed by fire or other casualty to the extent that the cost of repairing or replacing the same will equal or exceed Fifty percent (50%) of the then replacement value thereof, then the parties may, at their option, within Thirty (30) days after the occurrence of such casualty, terminate this Agreement upon written notice.

B)	Partial Damage. In the event the Demised Premises or the Real Property of which the Demised Premises constitute a part shall be partially damaged or destroyed by fire or other casualty to the extent that the cost of repairing or replacing the same will be less than Twenty percent (20%) of the then replacement value thereof, or in the event Landlord does not elect to terminate this Agreement as a result of substantial damage, then Landlord shall repair the damage with reasonable dispatch after notice of such casualty; provided, however, the Landlord’s obligation to repair or restore shall not be limited to restoring the structural portions of the Demised Premises and shall include repairs or the restoration of any of Tenant’s fixtures, improvements or other alterations made by Tenant in or upon the Demised Premises. Notwithstanding anything provided herein to the contrary, the Landlord’s obligation to repair or rebuild shall be limited to the amount of the fire insurance proceeds received by Landlord (less any costs incurred by Landlord in collecting the same) as a result of any such casualty. In the event the fire insurance proceeds received by Landlord (less any costs incurred by Landlord in collecting the same) are insufficient to rebuild the Demised Premises and/or the Real Property, then Landlord shall have the option to terminate the Lease upon notice to Tenant within ten (10) days after Landlord’s receipt of the entire net insurance proceeds payable with respect to such fire or casualty.

C)	Rents Upon Damage or Destruction. In the event this Agreement is terminated in the manner set forth above, the Rents shall be apportioned to the time of such casualty. In the event this Agreement is not terminated and Landlord elects to restore or repair the Demised Premises, then the Rent payable by Tenant shall be equitably abated based on the square footage in the Demised Premises which are useable, until such time as the damage to the Demised Premises has been repaired; provided, however, in no event shall there be any abatement of the payment of any Operating Costs.

14.	Eminent Domain. With respect to eminent domain:

A)	Condemnation of Demised Premises. If the whole or any substantial part of the Demised Premises shall be taken or acquired by any public or quasi-public authority under the power or threat of eminent domain, for other than a temporary period, the Lease Term shall cease as of the day possession shall be taken by such public or quasi-public authority, and Tenant shall pay Rent up to that date with an appropriate refund by Landlord of any rent which may have been paid in advance for any period subsequent to the date possession is taken. In the event that during the term of this Agreement the Demised Premises, or any part thereof, or more than 100% of the Real Property or of the Common Area is taken by condemnation or right of eminent domain, or by private purchase in lieu thereof, this Agreement and the term hereby granted shall be terminable at Landlord’s sole option and if Landlord so terminates then this Agreement shall expire on the date when possession shall be taken by the condemn or and the Base Rent herein reserved shall be apportioned and paid in full to that date and all prepaid Base Rent shall forthwith be repaid by Landlord to Tenant. In the event Landlord does not elect to cancel or terminate this Agreement as provided above, then Landlord shall rebuild and restore the Demised Premises as nearly as possible to their condition immediately prior to any such taking and this Agreement shall continue in full force and effect except that, during such restoration, the Base Rent payable pursuant to the terms of this Agreement shall be equitably apportioned in the proportion that the square footage of the part of the Demised Premises so taken bears to the total square footage of the Demised Premises immediately prior to such taking; provided, however, in no event shall there be any abatement of the payment of any Operating Expenses, provided further, however, the Landlord’s obligations to restore or rebuild shall be limited to an amount which does not exceed the proceeds obtained from such taking (less expenses incurred in collecting the same). Notwithstanding the foregoing, in the event the net condemnation award received by Landlord is insufficient to restore or rebuild the structural portions of the Demised Premises the Landlord shall have the option within thirty (30) days after Landlord’s receipt of the net condemnation, to cancel and terminate this Agreement, and Tenant shall be limited to consequential damages only.

B)	Condemnation Award. All compensation awarded or paid upon any total or partial taking of the Demised Premises shall belong to and be the property of the Landlord. Nothing herein shall prevent Tenant from pursuing a separate award from the condemning authority for its moving expenses or for the taking of its personal property, as long as Tenant’s award does not reduce Landlord’s award from the condemning authority.

15.	Insolvency and Bankruptcy. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant or any of the persons constituting Tenant, or an assignment by Tenant or any of the persons constituting Tenant for benefit of creditors or any action taken or suffered by Tenant or any of the persons constituting Tenant under any insolvency, bankruptcy, or reorganization act, shall constitute a breach of this Agreement by Tenant. In no event shall this Agreement be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Agreement or any rights or privileges hereunder be an asset of Tenant or any of the persons constituting Tenant under any bankruptcy, insolvency, or reorganization proceedings.

16.	Default. With respect to default:

A)	Rights in Event of Default of Tenant. If Tenant shall abandon or vacate the Leased Premises or fail to pay Rent at the time prescribed in this Agreement, or if after Ten (10) days written notice from Landlord, Tenant shall fail to cure any other default in the performance of its obligations under this Agreement (unless Tenant is then proceeding in good faith to cure such default and continues to do so until the default is cured), then, in addition to any other rights or remedies Landlord may have by law or otherwise, Landlord shall have the right to re-enter and take possession of the Demised Premises without legal process and remove all persons and property therefrom. Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may terminate Tenant’s rights under this Agreement, re-let the Demised Premises or any part thereof for such term and at such rent and upon such other terms and conditions as Landlord in the exercise of Landlord’s sole discretion may deem advisable, with the right to make alterations and repairs to the Demised Premises. Upon each such re-letting, Tenant immediately shall be liable for payment to Landlord of any indebtedness of Tenant (other than Rent due hereunder), the cost and expense of such reletting, and of such alterations and repairs incurred by Landlord, and the amount, if any, by which the Rent reserved in this Agreement, which are Tenant’s responsibility under the provisions of this Agreement for the period of such re-letting, exceeds the amount agreed to be paid as rent by the new tenant for the Demised Premises for such period of such re-letting.

B)	Costs and Payment of Rents. Should Tenant at any time be in default under this Agreement, Tenant shall be liable for all costs Landlord may incur on account of such default, including the cost of recovering the Demised Premises, any and all attorney fees and court costs relating thereto. In addition, should Landlord at any time terminate this Agreement and Tenant’s rights under this Agreement for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, and including the Rent reserved and charged in this Agreement for the remainder of the Term discounted to present value, less the present rental value of the Demised Premises for the rest of the Term (discounted in the same manner), all of which amounts shall be immediately due and payable with attorney fees from Tenant to Landlord and without relief from valuation, and Landlord shall have no obligation to re-let. Tenant’s liability for the default damages and/or re-letting costs shall survive any termination of this Agreement.

C)	Right of Removal of Tenant’s Property. Landlord shall have the right to remove all or any part of Tenant’s property from the Demised Premises. Any property removed may be either: (a) Stored in any public warehouse or elsewhere at the cost of, and for the account of, Tenant and Landlord shall not be responsible for the care or safekeeping thereof; or (b) sold at a private or public sale and the proceeds of such sale, after sale expenses, shall be used to offset any Rent due to Landlord. Tenant hereby waives any and all loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

D)	Default of Landlord. Landlord shall in no event be charged with default in the performance of its obligation under this Agreement unless and until Landlord shall have received written notice from Tenant specifying wherein Landlord has failed to perform any obligation hereunder, and Landlord shall have failed to perform such obligation, or remedy such default, within thirty (30) days of such notice from Tenant (or shall then have failed in good faith to start and be diligently pursuing the cure of any such default which reasonably takes longer than sixty (60) days to cure).

17.	Quiet Enjoyment. Landlord agrees that if Tenant pays the Rent and other charges herein provided and shall perform all of the covenants and agreements herein stipulated to be performed on Tenant’s part, then Tenant shall, at all times during said Term, have the peaceable and quiet enjoyment and possession of the Demised Premises without any manner of hindrance from Landlord or any persons lawfully claiming through Landlord, except as to such portion of the Demised Premises or Real Property as shall be taken under the power of eminent domain or which may be claimed by any mortgagee of the Demised Premises of the Real Property.

18.	Miscellaneous.

A)	Waivers. No waiver of any condition or covenant in this Agreement by either party shall be deemed to imply or constitute a further waiver of the same or any other condition or covenant of this Agreement.

B)	Subordination. Tenant agrees, at the request of Landlord, to subordinate this Agreement to any mortgage placed upon the Demised Premises or the Real Property or any one or more of them by Landlord provided that the holder of such mortgage enters into an agreement with Tenant, binding upon the successors and assigns of the parties thereto, by the terms of which such holder agrees not to disturb the possession, peaceable and quiet enjoyment and other rights of Tenant under this Agreement. In addition, so long as Tenant continues to perform its obligations hereunder, in the event of acquisition of title by said holder through foreclosure proceedings or otherwise holder agrees to accept Tenant as tenant of the Demised Premises under the terms and conditions of this Agreement and to perform the Landlord’s obligations hereunder (but only while owner of the Demised Premises), and Tenant agrees to recognize such holder or any other person acquiring title to the Demised Premises as Landlord. The parties agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained herein.

C)	Notices and Certificates. All notices given under this Agreement must be in writing. A notice is effective upon receipt and shall be delivered in person, by overnight courier service, via certified or registered mail, or by first class U.S. mail, postage prepaid, to Landlord and Tenant at the address as specified above, or to such other addresses which a party may designate in writing delivered to the other party for such purpose. Date of service of a notice served by mail shall be one business day following the date on which such notice is deposited in a post office box of the United States Postal Service.

D)	Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, between the parties hereto.

E)	Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, not including its conflicts of law provisions.

F)	Dispute Resolution. Any dispute arising from this Agreement shall be resolved through mediation.

G)	Force Majeure. In the event that either party shall be delayed or hindered in or prevented from doing or performing any act or thing required in this Agreement by reason of strikes, lock-outs, casualties, acts of God, labor troubles, inability to procure materials, failure of power, governmental laws or regulations, riot, insurrection, war or other causes beyond the reasonable control of such party, then such party shall not be liable or responsible for any such delays and the doing or performing of such act or thing shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

H)	Complete Agreement. This Agreement contains a complete expression of the agreement between the parties and there are no promises, representations or inducements except such as are herein provided.

I)	Successors in Interest. The covenants, agreements, terms, conditions and warranties of this Agreement shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns, but shall create no rights in any other person except as may be specifically provided for herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, as of the first date written above.

St Ventures LLC	/s/ Hari Allam	Hari Allam Owner
Landlord Name	Representative Signature	Representative Name and Title

SYRA Health Corp	/s/ Deepika Vuppalanchi	Deepika Vuppalanchi, CEO
Tenant Name	Representative Signature	Representative Name and Title

Exhibit A
Floor Plan of Demised Premises

Exhibit C
Description of Landlord’s Work
(New and Existing Construction)

	Scope Category	Details	Estimate
1.	As is condition	n/a	$0
2.
3.

PLEASE RETURN WITH YOUR SIGNED LEASE PROPOSAL

By:	V. Deepika
Name:	Deepika Vuppalanchi
Title:	CEO
Date:	6/16/2021

GENERAL INSTRUCTIONS

WHAT IS A COMMERCIAL LEASE AGREEMENT?

A Commercial Lease Agreement is a formal document between a landlord and a tenant to rent business property. If the tenant plans to operate a company on the premises, a Commercial Lease Agreement allows both parties to formalize their leasing relationship through a legally recognized document.

Often times, the property leased can be a simple office, an entire building, a retail store, a new restaurant, or even a large warehouse for industrial purposes like a manufacturing factory or self-storage facilities. If the property leased is part of an entire building, the landlord can address special concerns and duties about common areas like parking spaces or lobby.

WHEN IS IT NEEDED?

If you’re a small business owner needing office space or wanting to rent out spaces in your building, a Commercial Lease Agreement is needed to memorialize everyone’s obligations and clarify expectations. When negotiating this kind of agreement, both the landlord and tenant should clarify any concerns they may have about how the space will be used and what is needed for business operations.

OTHER NAMES

As a reference, a Commercial Lease Agreement can also go by the following names:

Business Lease; Industrial Lease; Lease Agreement for Office Space; Office Space Agreement; Property Lease Agreement; Real Estate Lease; Standard Commercial Lease

WHAT SHOULD BE INCLUDED

A simple Commercial Lease Agreement will identify the following basic elements:

●	Landlord: the party renting out the commercial property for money

●	Tenant: the party operating a business and paying for the leased property

●	Term: the number of years or months the physical space will be needed

●	Demised Premise: space actually being rented out by the Tenant like a store in the mall, and whether you have access to services like parking, cleaning, security, snow removal/landscaping, and heating/air conditioning

●	Real Property: the entire property owned by the Landlord like a shopping mall and includes shared common areas like walkways and parking lots that will be used by other tenants

●	Base Rent: the starting cost of leasing the space on a monthly or annual basis

●	Operating Expenses: Landlords may ask Tenants to share in the cost of operating the entire building and maintaining common places like real property taxes, shared utilities, collective advertising costs

●	Security Deposit: money given to Landlords to demonstrate Tenants good faith efforts to not break the lease early or irreparably damage the property

●	Property Use and Occupancy Details: both parties can clearly describe what is and is not allowed in the space rented and in common areas

●	Improvements: if the Tenant plans on operating a restaurant in the Demised Premises, both parties should clarify who is responsible for paying and overseeing the construction project